NEWS RELEASE

Contact:    Brendan J. McGill
            Senior Vice President and Chief Financial Officer (215)-256-8828

Summary: Harleysville Savings Financial Corporation Declares Cash Dividend and Reports Record Earnings

     Harleysville, Pa., January 28, 2004 - Harleysville Savings Financial Corporation (the "Company") (NASDAQ;HARL), today declares cash dividend for the first quarter of fiscal year 2004.

     The Company's board of directors declared a regular quarterly cash dividend of $.20 per share, which is an increase of 25% over the cash dividend paid during the same quarter last year. This is the sixty-sixth consecutive quarter that the Company has paid a cash dividend. The cash dividend will be payable on February 25, 2004 to stockholders of record on February 11, 2004.

     Net income for the quarter increased 2.2% to a record $1,208,000 or $.52 per diluted share compared to $1,182,000 or $.51 per diluted share for the same quarter last year.

     The increase in earnings is a result of an increase in other income and gains from the sale of investments. The Company's operating results for the current quarter are a reflection of the current low interest rate environment, which has had a greater adverse effect on repricing of the Company's assets than it has had on the repricing of its liabilities. Net interest income for the quarter amounted to $2,893,000 compared to $2,970,000 from the same quarter a year ago.

     The Company's assets increased 12.6% to $696 million from $618 million a year ago. Stockholders' book value increased to $18.34 per share from $17.13 a year ago.

     Because of its strong emphasis on home mortgage lending and a business model that focuses on serving the personal financial needs of families and individuals, the Company has been able to maintain a high quality loan portfolio and outstanding expense efficiency ratio. These two cornerstone principles, along with a carefully managed capital position, represent the foundational trilogy of the Company's business plan. As of December 31, 2003, the Company's ratio of non-performing assets plus 90-day delinquent loans amount to .04% of total assets and its efficiency ratio for the quarter was 54.08%, both outstanding performance ratios in the industry.

     Harleysville Savings Financial Corporation is the holding company for Harleysville Savings Bank. Established in 1915, Harleysville Savings Bank is a Pennsylvania chartered and federally insured savings bank, headquartered in Harleysville, PA. Harleysville, PA is located in central Montgomery County, which has the third largest population base and the second highest per capita income in the state of Pennsylvania.

     This presentation may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995). Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic; competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products and services.

Harleysville Savings Financial Corporation
Selected Consolidated Financial Data as of December 31, 2003
(Dollars in thousands except per share data)
((1) Unaudited)                                          -----------------------
                                                           Three Months Ended
                                                         -----------------------
                                                           Dec 31,      Dec 31,
Selected Consolidated Earnings Data                        2003(1)      2002 (1)
---------------------------------------------------      -----------------------
Total interest income                                    $    8,064   $    8,696
Total interest expense                                        5,171        5,726
                                                         ----------   ----------

Net Interest Income                                           2,893        2,970
Provision for loan losses                                      --           --
                                                         ----------   ----------

Net Interest Income after Provision for Loan Losses           2,893        2,970
                                                         ----------   ----------

Gain on sale of investments                                     110
Gain on sale of loans                                             6
Other income                                                    336          313
Total other expenses                                          1,746        1,690
                                                         ----------   ----------

Income before Income Taxes                                    1,599        1,593
Income tax expense                                              391          411
                                                         ----------   ----------

Net Income                                               $    1,208   $    1,182
                                                         ==========   ==========


Per Common Share Data
---------------------------------------------------
Basic earnings                                           $     0.53   $     0.52
Diluted earnings                                         $     0.52   $     0.51
Dividends                                                $     0.20   $     0.16
Book value                                               $    18.34   $    17.13
Shares outstanding                                        2,276,791    2,269,860
Average shares outstanding - basic                        2,269,265    2,263,380
Average shares outstanding - diluted                      2,327,971    2,309,409

                                             -----------------------------------
                                                        Year To Date:
                                             -----------------------------------
                                              Dec 31,                   Dec 31,
Other Selected Consolidated Data              2003(1)                   2002 (1)
----------------------------------------     ---------                 ---------
Return on average assets                         0.71%                   0.76%
Return on average equity                        11.74%                  12.42%
Interest rate spread                             1.57%                   1.77%
Net yield on interest earning assets             1.74%                   1.98%
Operating expenses to average assets             1.02%                   1.09%
Efficiency ratio                                54.08%                  51.50%
Ratio of non-performing loans to total
  assets at end of period                        0.04%                   0.03%
Loan loss reserve to total loans, net            0.62%                   0.69%


                                             ------------------------------------------------------

                                              Dec 31,    Sept 30,    June 30,   March 31,   Dec 31,
Selected Consolidated Financial Data          2003(1)     2003        2003(1)    2003(1)    2002(1)
----------------------------------------     --------    --------    --------   --------   --------
Total assets                                 $696,334    $653,288    $658,265   $659,311   $618,469
Loans receivable - net                        316,065     297,346     289,587    291,798    293,318
Loan loss reserve                               1,988       1,991       1,991      1,991      2,032
Cash & investment securities                   89,676      94,651      80,930     76,326     86,435
Mortgage-backed securities                    258,717     230,247     257,060    260,646    210,568
FHLB stock                                     14,578      13,782      13,090     13,013     11,244
Deposits                                      391,872     380,687     384,650    381,420    372,734
FHLB advances                                 258,084     228,817     227,385    233,497    202,189
Total stockholders' equity                     41,746      40,816      40,076     39,574     38,889